Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

GE Vernova’s principal affiliates as of December 31, 2025, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.

AFFILIATES OF REGISTRANT INCLUDED IN REGISTRANT’S FINANCIAL STATEMENTS

	Percentage of voting
	securities directly or	State or Country
	indirectly owned by	of incorporation
	registrant (1)	or organization
Atlantic Plant Maintenance, Inc.	100	Delaware
BNR Infrastructure Co-Investment Limited	50	United Kingdom
BNR Infrastructure Investment Limited	90	Jersey
COGELEX	100	France
EFS-N LLC	100	Delaware
FieldCore Service Solutions LLC	100	Delaware
FieldCore Service, Inc.	100	Delaware
GE Vernova Energy Power, LLC	100	Delaware
GE Vernova Albany C.V.	100	Netherlands
GE Vernova Albany Funding Unlimited Company	100	Ireland
GE Vernova Financial Services Germany GmbH	100	Germany
GE VERNOVA FINANCIAL SERVICES HOLDINGS INC.	100	Delaware
GE Vernova Financial Services Netherlands B.V.	100	Netherlands
GE Vernova Financial Services Limited	100	United Kingdom
GE Commerce (Shanghai) Co. Ltd.	100	China
GE Vernova Electrification Software Holdings LLC	100	Delaware
GE Vernova Electrification Software International LLC	100	Delaware
GE Vernova Electrification Software LLC	100	Delaware
GE Vernova EFS Energy Japan GK	100	Japan
BNR Power Investments B.V.	50	Netherlands
GE Energias Renovaveis Ltda.	100	Brazil
GE Energy (UK) Limited	100	United Kingdom
GE Energy and Industrial Services, LLC	100	Delaware
GE Energy Canada Holdings ULC	100	Canada
GE Energy Management Services, LLC	100	Delaware
GE Energy Parts, Inc.	100	Delaware
GE Energy Power Conversion France	100	France
GE Energy Power Conversion GmbH	100	Germany
GE Energy Power Conversion UK Holdings Limited	100	United Kingdom
GE Energy Products France SNC	100	France
GE Energy Services, Inc.	100	Delaware
GE Energy Switzerland GmbH	100	Switzerland
GE Eoliennes SN	100	France
GE Vernova Funding Operations Co., Inc.	100	Delaware
GE GAS POWER FRANCE	100	France
GE Gas Turbines (Greenville) L.L.C.	100	Delaware
GE Vernova Parts & Products GmbH	100	Switzerland
GE Grid Alliance B.V.	100	Netherlands
GE Grid GmbH	100	Germany
GE Grid Solutions UK B.V.	100	Netherlands
GE Grid Solutions, LLC	100	Delaware
GE Vernova Hungary Kft.	100	Hungary
GE Hydro China Co., Ltd.	99	China
GE Hydro France	100	France
GE Vernova Industrial Hedging Services Unlimited Company	100	Ireland

Exhibit 21.1

	Percentage of voting
	securities directly or	State or Country
	indirectly owned by	of incorporation
	registrant (1)	or organization
GE Vernova Industrial of PR LLC	100	Puerto Rico
GE Vernova Holding Kft.	100	Hungary
GE Vernova Holdings LLC	100	Delaware
GE Vernova Infrastructure Technology International LLC	100	Delaware
GE Vernova Infrastructure Technology LLC	100	Delaware
GE Vernova Nederland B.V.	100	Netherlands
GE Power & Water Equipamentos e Servicos de Energia e Tratamento de Água Ltda.	100	Brazil
GE Power Global B.V.	100	Netherlands
GE Power GmbH	100	Germany
GE Power India Limited	69	India
GE Power Netherlands B.V.	100	Netherlands
GE Power Solutions LLC	100	Oman
GE Power Sp. z o.o.	100	Poland
GE Renewable Energy Australia Pty Ltd	100	Australia
GE Renewable Holding B.V.	100	Netherlands
GE Renewable Holding France	100	France
GE Renewables Grid LLC	100	Ohio
GE Renewables North America, LLC	100	Delaware
GE Renewables US LLC	100	Delaware
GE Smallworld (Singapore) Pte. Ltd.	100	Singapore
GE Vernova Solutions W.L.L.	100	Bahrain
GE Steam Power Holding Inc.	100	Delaware
GE Steam Power International B.V.	100	Netherlands
GE Steam Power Investment Co., Ltd.	100	China
GE Steam Power, Inc.	100	Delaware
GE Vernova Brazil Holdings LLC	100	Delaware
GE Vernova Capital Markets, LLC	100	Delaware
GE VERNOVA FINANCE DEVELOPMENT LLC	100	Delaware
GE Vernova International Holdings, Inc.	100	Delaware
GE Vernova International LLC	100	Delaware
GE Vernova Investment Advisers, LLC	100	Delaware
GE Vernova Operations LLC	100	Delaware
GE Vernova Swiss Holdings GmbH	100	Switzerland
GE Vernova T&D India Limited	51	India
GE Wind Energy GmbH	100	Germany
GE Wind Energy, S.L.	100	Spain
GE WIND France SAS	100	France
GE Vernova Hitachi Nuclear Energy Americas LLC	60	Delaware
GE Vernova Hitachi Nuclear Energy Holdings LLC	60	Delaware
GE Vernova NE Holding LLC	100	Delaware
GE Vernova (Switzerland) GmbH	100	Switzerland
GE VERNOVA ENERGY HOLDING DO BRASIL LTDA.	100	Brazil
GE Vernova Energy UK Limited	100	United Kingdom
GE Vernova Global Services GmbH	100	Switzerland
GE Vernova International Operations Company, Inc.	100	Delaware
GE Vernova Technology GmbH	100	Switzerland
GE Vernova UK Holdings Ltd.	100	United Kingdom
GEPR Energy Canada Inc.	100	Canada
Global Nuclear Fuel - Japan Co., Ltd.	60	Japan
Global Nuclear Fuel-Americas, LLC	60	Delaware

Exhibit 21.1

	Percentage of voting
	securities directly or	State or Country
	indirectly owned by	of incorporation
	registrant (1)	or organization
Grid Solutions (U.S.) LLC	100	Delaware
Grid Solutions Enerji Endustrisi A.S.	100	Turkey
GRID Solutions S.p.A.	100	Italy
Grid Solutions SAS	100	France
Grid Solutions Transmissao de Energia Ltda.	100	Brazil
GE Vernova Energy Services (UK) Limited	100	United Kingdom
Instrument Transformers, LLC	100	Florida
LM Group Holding A/S	100	Denmark
LM Wind Power (Spain) SLU	100	Spain
LM Wind Power A/S	100	Denmark
LM Wind Power Blades (France) S.A.S.	100	France
LM Wind Power Blades (India) Private Limited	100	India
Nautilus Pacific Three LLC	100	Japan
Nexus Controls LLC	100	Delaware
Ropcor, Inc.	100	Delaware
UK Grid Solutions Limited	100	United Kingdom
(1)    With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.